UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 28, 2009

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On January 28, 2009, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of USA Truck, Inc. (the “Company”) approved the USA Truck, Inc. Executive Team Incentive Plan (the “Plan”). The Plan’s objectives are to attract, retain and motivate key executive employees, to reward those executives for meeting or exceeding their performance targets and to align the incentive rewards with the Company’s long-term objective of creating and growing economic value for shareholders.

The Plan consists of cash and equity incentive awards. The cash incentives will be awarded upon the achievement of predetermined results in the following three Performance Measurements: Return on Capital, Earnings per Share and five operational goals, which will be identified by the Committee on an annual basis.

Plan participants will be paid a cash percentage of their base salaries corresponding with the level of results achieved in each of the three Performance Measurements. As determined by the Committee on an annual basis, Plan participants are also eligible for an annual Equity Incentive Award consisting of Company Common Stock. The Equity Incentive Awards will consist of a combination of Restricted Stock Awards (“RSA’s”) and Incentive Stock Options (“ISO’s”). The value of the equity award to each participant will be granted fifty percent (50.0%) in the form of RSA's and fifty percent (50.0%) in the form of ISO's based on the amount to be expensed on the Company’s books over the award’s vesting period. RSA's will be based upon the grant date closing price of our stock and ISO's will be based upon the Black-Scholes-Merton option value of the award, which is generally about 35% to 45% of the grant date closing price of our stock. To the extent options fail to qualify as "incentive stock options" under IRS regulations, they will be non-qualified stock options.

Awards under the Plan will generally be made annually at the Committee’s regularly scheduled meeting in January. And, in order to mitigate the risk of granting Equity Incentive Awards on a day when the market price of the Company’s Common Stock fluctuates abnormally, annual Awards approved by the Committee will be granted in four quarterly tranches, as follows: on days within the Company's open trading window, generally occurring around February 1, May 1, August 1 and November 1.

Equity Incentive Awards will vest one-third each year beginning the year following the year in which the shares are awarded. All four quarterly tranches will vest on August 1 in accordance with the vesting schedule. The ISO portion of the Equity Incentive Awards will typically have a three-year window to exercise upon vesting. RSA’s become taxable to the Plan participants as ordinary income upon vesting. The Company will not be responsible for the payment of any taxes or assessments that may become payable by or on behalf of a Plan Participant due to any remuneration granted pursuant to the terms of this Plan.

The Plan will be administered by the Committee and the Committee shall make all final decisions regarding Plan Participants and Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	February 3, 2009	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
President and Chief Executive Officer

Date:	February 3, 2009	/s/ DARRON R. MING
Darron R. Ming
Vice President, Finance, Chief Financial Officer and Treasurer